Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
	Lyne Andrich	303.312.3458
	Sue Hermann	303.312.3488

COBIZ INC. Reports 20% Increase in Quarterly Earnings per Share

Company posts strong increases for first half of 2004

DENVER — July 22, 2004 — COBIZ INC. (Nasdaq: COBZ), a $1.57 billion financial services company, today reported a 20% increase in earnings per share (diluted), growing to $0.18 for the second quarter of 2004 from $0.15 for the second quarter of 2003. Net income for the period grew to $3.95 million from $3.23 million for the second quarter of 2003, a 23% increase. For the first six months of 2004, net income increased by 28%, growing to $7.51 million from $5.88 million for the first six months of 2003.

“We are very pleased with our results this quarter, which were driven primarily by strong loan growth from our banks in Colorado and Arizona,” said Steven Bangert, chairman and CEO, COBIZ INC. “We saw a slight widening of our net interest margin over the past three months, and we continue to post solid asset quality numbers.

“Our prospects for the balance of the year are exciting. We expect to benefit from the improving economic environment in Colorado which just posted three-consecutive months of job growth representing the strongest three-month gain since June of 2000. According to a recent Manpower Employment Outlook Survey, hiring projections for Denver are outpacing national expectations. Arizona’s job growth rate is projected to increase by 3.5%, or 100,000 new jobs, in 2004, which will be the best job growth since 2000.

“The current rising rate environment bodes well for our banks, and we have a strong pipeline of revenue opportunities from our fee-based businesses. We believe we are well positioned to post strong results in the second half of 2004 and well into 2005.”

Commercial Banking

The company’s banking franchise – Colorado Business Bank and Arizona Business Bank – grew loans at an annualized rate of 22% during the first quarter of 2004. The banks grew deposits and customer repo’s at an annualized rate of 31% for the same period.

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 “This past quarter, we reached a significant milestone, surpassing $1 billion in both loans and deposits for the first time,” said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank. “Loan growth was led by our Arizona banks, which posted $32 million in loan growth during the second quarter of 2004. Much of this growth — $24 million – was in real estate and construction loans, a testament to the momentum of our recently created Construction and Real Estate department in Phoenix.

“Deposit growth was led by our Colorado bank, which grew deposits and customer repo’s by $77.9 million during the second quarter of 2004. We’re particularly pleased with the overall growth in non-interest-bearing deposits which increased 19% from the second quarter of 2003 and represented 29% of our total deposit and customer repo portfolio at the end of the second quarter of 2004. That allowed us to reduce our higher cost CD portfolio, which decreased to 25% of our total deposit and customer repo portfolio at the end of the second quarter of 2004 from 29% at the end of the second quarter of 2003.

“The shift toward non- or lower-interest bearing deposit accounts combined with higher investment yields helped to create a 4-basis-point improvement in our net interest margin,” said Lorenz. The company’s net interest margin rose to 4.19% in the second quarter of 2004 from 4.15% in the first quarter of 2004. “Future increases should continue to widen our net interest margin; however, margin expansion may be mitigated by continued competitive depository pricing pressure. “

The company continues to maintain solid asset quality, ending the quarter with nonperforming assets as a percentage of total assets at 18 basis points, up 4 basis points from the first quarter of 2004 but still well below industry standards. “Our exceptional asset quality can be attributed to our credit culture, the stringent controls we have in place and our ability to attract experienced bankers and top-tier customers,” said Lorenz.

“Earlier this year we announced three new bank presidents, and we’re pleased with the progress they’re making,” said Lorenz. “Leases have been signed for Arizona Business Bank-Camelback, led by Rick Baker, and Colorado Business Bank-Northwest, led by Valorie Simpson, and we expect both to open by the end of this year. We are in lease negotiations for Arizona Business Bank-East Valley, which is led by Cathy Valenzuela and should open in the first quarter of 2005.

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“All of these new banks currently operate out of our existing bank facilities in their respective states. Our ability to launch three banks concurrently without a significant impact on our earnings demonstrates the success of our de novo model. In fact, the five banks we’ve opened in the past 18 months – the three listed above plus Colorado Business Bank-Northeast and Arizona Business Bank-Scottsdale – have generated $103 million in loans and $82 million in deposits and customer repo’s since being announced.

“As we’ve added new banks, we’ve also added new bankers – 13 since the beginning of 2004 – another reflection of the attractiveness of our franchise. We look forward to continued success in recruiting talented professionals and gaining market share from our competitors as we penetrate the middle market in both Colorado and Arizona.

Fee-Based Business Lines

“Our fee-based business lines are doing well, helping to grow non-interest income for the first half of 2004 by $3.53 million over the first half of 2003,” said Bangert. “We believe the second half of the year will be even better, with Green Manning & Bunch in particular expected to have strong operating results.”

Insurance

COBIZ’s insurance segment is composed of Financial Designs Ltd. (FDL), a provider of executive and employee benefits and wealth transfer services, and CoBiz Insurance, a property and casualty insurance firm. The companies combined to grow net income by $177,000 from the first quarter to the second quarter of 2004.

“In the second quarter, FDL purchased the assets of Two Pines Benefit Solutions, Inc., a small Denver-based employee benefits brokerage firm,” said Bangert. “We continue to focus on building FDL’s employee benefits brokerage business which currently represents approximately one-third of their revenue. The revenue from this business line is recurring in nature and grows organically as clients add new employees in a recovering economy and health insurance premiums rise. This product also meshes well with our cross-marketing activities between our banks and other fee-based business lines.  We look forward to a strong second half of the year from both FDL and CoBiz Insurance.”

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Investment Banking

The company’s investment banking firm, Green Manning & Bunch (GMB), saw a slight increase in revenues during the second quarter of 2004 but anticipates a very strong second half of the year. “Of course it’s hard to predict the timing of M&A deals, but with their current level of activity GMB should contribute $0.04 per share or more by the end of 2004,” said Bangert. “In addition, we’ve been very encouraged by the number of recent engagements that should contribute to a solid showing in 2005.

 “Investment banking activities virtually dried up after we purchased GMB in 2001. We believed in the value of this company and the quality of its staff, however, and continued to invest in GMB by adding managing directors and entering the Arizona market. Now, with the improving environment for M&A activity nationwide, we believe GMB is positioned to be the premier boutique investment banking firm in the region and our investment and patience will soon pay off.”

Investment Advisory and Trust

Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management make up the company’s investment advisory and trust segment. These companies combined to end the first half of 2004 with assets under management of $465 million, an increase of 13% from the end of 2003. “ACMG and CoBiz Private Asset Management produced consistent growth during a quarter in which the equity markets remained fairly static,” said Bangert. “Even with the S&P 500 index returning only 1.7% for the quarter, both ACMG and CoBiz Private Asset Management were able to grow revenue by adding new client accounts.”

Conclusion

“We are clearly pleased with our performance over the past quarter,” said Bangert. “We were recently named to Sandler O’Neill & Partners’ Class of 2004 “Sm-All Stars,” which recognizes the 30 best performing small-cap bank holding companies based on absolute financial performance.

“Even with our exceptional results, we remain very focused on – and excited about – the possibilities that exist for an outstanding second half of 2004. We look forward to the next 18 months as we build the premier financial services franchise serving the business communities of Colorado and Arizona.”

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, July 23, 2004 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, COBIZ INC. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz407432080gf12.html or by telephone at 1.800.540.0559.

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COBIZ INC. (www.cobizinc.com) is a $1.57 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

This report contains forward-looking statements that describe COBIZ’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                       Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-Q.

•                       Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                       Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                       Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                       Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                       Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                       The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                       Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                       Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                       Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this report. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

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CoBiz Inc.

June 30, 2004

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	QUARTER ENDED		SIX MONTHS ENDED
	Jun-04	Jun-03	Jun-04	Jun-03

INCOME STATEMENT DATA
INTEREST INCOME	$18,468	$15,969	$35,489	$31,677
INTEREST EXPENSE	3,899	3,541	7,482	7,325
NET INTEREST INCOME	14,569	12,428	28,007	24,352
PROVISION FOR LOAN & LEASE LOSSES	905	652	1,310	1,070
NET INTEREST INCOME AFTER PROVISION FOR LOAN & LEASE LOSSES	13,664	11,776	26,697	23,282
NONINTEREST INCOME	5,280	4,590	10,022	6,495
NONINTEREST EXPENSE	12,696	11,249	24,722	20,504
INCOME BEFORE INCOME TAXES	6,248	5,117	11,997	9,273
PROVISION FOR INCOME TAXES	2,296	1,892	4,490	3,393
NET INCOME	$3,952	$3,225	$7,507	$5,880

EARNINGS PER COMMON SHARE
BASIC	$0.18	$0.16	$0.35	$0.29
DILUTED	$0.18	$0.15	$0.33	$0.28
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	21,776	20,439	21,534	20,183
DILUTED	22,570	21,111	22,472	20,879

COMMON SHARES OUTSTANDING AT PERIOD END			21,828	20,513
BOOK VALUE PER SHARE - COMMON			$4.93	$4.54
TANGIBLE BOOK VALUE PER SHARE - COMMON			$3.14	$3.72

PERIOD END BALANCES
TOTAL ASSETS			$1,565,130	$1,225,603
LOANS & LEASES (NET)			1,010,351	840,346
GOODWILL AND INTANGIBLE ASSETS			39,100	16,779
DEPOSITS			1,032,051	939,468
JUNIOR SUBORDINATED DEBENTURES			71,203	20,145
COMMON SHAREHOLDERS’ EQUITY			107,596	93,093
TANGIBLE SHAREHOLDERS EQUITY			68,496	76,314
INTEREST-EARNING ASSETS			1,449,469	1,135,993
INTEREST-BEARING LIABILITIES			1,110,437	841,121

BALANCE SHEET AVERAGES
AVERAGE ASSETS			$1,459,897	$1,152,027
AVERAGE LOANS & LEASES (NET)			965,163	811,876
AVERAGE DEPOSITS			968,910	861,701
AVERAGE JUNIOR SUBORDINATED DEBENTURES			48,242	19,941
AVERAGE COMMON SHAREHOLDERS’ EQUITY			106,640	85,933
AVERAGE INTEREST-EARNING ASSETS			1,355,267	1,093,944
AVERAGE INTEREST-BEARING LIABILITIES			1,036,026	824,864

	QUARTER ENDED		SIX MONTHS ENDED
	Jun-04	Jun-03	Jun-04	Jun-03
NON-PERFORMING ASSETS
NON-PERFORMING LOANS & LEASES:
LOANS & LEASES 90 DAYS OR MORE PAST DUE & STILL ACCRUING INTEREST			$1,580	$—
NONACCRUAL LOANS & LEASES			1,167	1,442
TOTAL NON-PERFORMING LOANS & LEASES			$2,747	$1,442
REPOSSESSED ASSETS			40	—
TOTAL NON-PERFORMING ASSETS			$2,787	$1,442

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
BEGINNING BALANCE			$12,403	$10,388
PROVISION FOR LOAN & LEASE LOSSES			1,310	1,070
LOANS & LEASES (CHARGED-OFF) / RECOVERED			(201)	(133)
ENDING BALANCE			$13,512	$11,325

PROFITABILITY MEASURES AS REPORTED:
NET INTEREST MARGIN	4.19%	4.53%	4.17%	4.51%
EFFICIENCY RATIO	64.02%	66.06%	65.50%	66.60%
RETURN ON AVERAGE ASSETS	1.05%	1.11%	1.03%	1.03%
RETURN ON AVERAGE COMMON SHAREHOLDERS’ EQUITY	14.14%	14.54%	14.16%	13.80%
NONINTEREST INCOME AS A PERCENTAGE OF OPERATING REVENUES	26.60%	26.97%	26.35%	21.06%

ASSET QUALITY MEASURES:
NONPERFORMING ASSETS TO TOTAL ASSETS			0.18%	0.12%
NONPERFORMING LOANS & LEASES TO TOTAL LOANS & LEASES			0.27%	0.17%
ALLOWANCE FOR LOAN & LEASE LOSSES TO TOTAL LOANS & LEASES			1.32%	1.33%
ALLOWANCE FOR LOAN & LEASE LOSSES TO NONPERFORMING LOANS & LEASES			491.88%	785.37%

CoBiz Inc.

June 30, 2004

(UNAUDITED)

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended June 30, 2004	$12,043	$3,087	$1	$1	$—	$(563)	$14,569
Quarter ended March 31, 2004	11,088	2,814	1	4	1	(470)	13,438
Annualized quarterly growth	34.6%	39.0%	.0%	(301.6)%	(402.2)%	(79.6)%	33.9%

Quarter ended June 30, 2003	$10,502	$2,544	$2	$—	$2	$(622)	$12,428
Annual growth	14.7%	21.3%	(50.0)%	—	(100.0)%	9.5%	17.2%

Noninterest income
Quarter ended June 30, 2004	$938	$276	$582	$916	$2,592	$(24)	$5,280
Quarter ended March 31, 2004	1,061	327	534	880	1,932	8	4,742
Annualized quarterly growth	(46.6)%	(62.7)%	36.2%	16.5%	137.4%	(1,608.8)%	45.6%

Quarter ended June 30, 2003	$725	$212	$850	$670	$2,088	$45	$4,590
Annual growth	29.4%	30.2%	(31.5)%	36.7%	24.1%	(153.3)%	15.0%

Net income
Quarter ended June 30, 2004	$4,177	$290	$(133)	$70	$260	$(712)	$3,952
Quarter ended March 31, 2004	3,662	460	(119)	57	83	(588)	3,555
Annualized quarterly growth	56.6%	(148.6)%	(47.3)%	91.7%	857.7%	(84.8)%	44.9%

Quarter ended June 30, 2003	$3,105	$438	$(81)	$(15)	$286	$(508)	$3,225
Annual growth	34.5%	(33.8)%	(64.2)%	566.7%	(9.1)%	(40.2)%	22.5%

Earnings Per Share (Diluted)
Quarter ended June 30, 2004	$0.20	$0.02	$(0.01)	$—	$0.01	$(0.03)	$0.18
Quarter ended March 31, 2004	0.17	0.02	(0.01)	—	0.01	(0.03)	0.16
Annualized quarterly growth	71.0%	.0%	.0%	—	.0%	.0%	50.3%

Quarter ended June 30, 2003	$0.15	$0.02	$—	$—	$0.01	$(0.03)	$0.15
Annual growth	33.3%	.0%	—	—	.0%	.0%	20.0%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At June 30, 2004	$777,181	$245,956	$—	$—	$—	$725	$1,023,862
Quarter ended March 31, 2004	755,242	213,525	—	—	—	1,009	969,776
Annualized quarterly growth	11.7%	61.1%	—	—	—	(113.2)%	22.4%

At June 30, 2003	$681,010	$167,716	$—	$—	$—	$2,945	$851,671
Annual growth	14.1%	46.7%	—	—	—	(75.4)%	20.2%

2004 average yield or cost	5.8%	6.0%	—	—	—	6.2%	5.9%

Total deposits and customer repurchase agreements
At June 30, 2004	$963,011	$205,747	$—	$1,412	$—	$—	$1,170,170
Quarter ended March 31, 2004	885,105	200,735	—	1,282	—	—	1,087,122
Annualized quarterly growth	35.4%	10.0%	—	40.8%	—	—	30.7%

At June 30, 2003	$872,756	$195,318	$—	$661	$—	$—	$1,068,735
Annual growth	10.3%	5.3%	—	113.6%	—	—	9.5%

2004 average yield or cost	0.8%	1.2%	—	0.2%	—	—	0.9%

	Three months ended June 30,				Six months ended June 30,
			Increase (decrease)				Increase (decrease)
	2004	2003	Amount	%	2004	2003	Amount	%
Noninterest income:
Deposit service charges	$737	$620	$117	19%	$1,453	$1,231	$222	18%
Other loan fees	165	201	(36)	(18)%	318	360	(42)	(12)%
Trust and advisory income	916	668	248	37%	1,795	866	929	107%
Insurance revenue	2,588	1,990	598	30%	4,517	2,506	2,011	80%
Investment banking revenue	569	849	(280)	(33)%	1,102	1,031	71	7%
Other income	288	271	17	6%	535	445	89	20%
Gain on sale of other assets and securities	17	(9)	26	(277)%	302	56	247	444%
Total noninterest income	$5,280	$4,590	$690	15%	$10,022	$6,495	$3,527	54%

	Three months ended June 30,				Six months ended June 30,
			Increase (decrease)				Increase (decrease)
	2004	2003	Amount	%	2004	2003	Amount	%
Noninterest expenses:
Salaries and employee benefits	$8,185	$7,070	1,115	16%	$15,755	$12,813	2,942	23%
Occupancy expenses, premises and equipment	2,209	2,017	192	10%	4,468	3,756	712	19%
Amortization of intangibles	124	114	10	9%	262	160	102	64%
Other operating expenses	2,178	2,048	130	4%	4,237	3,778	459	12%
Total other expense	$12,696	$11,249	$1,447	13%	$24,722	$20,507	$4,215	21%

	June 30, 2004		December 31, 2003		June 30, 2003
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
Loans and Leases:
Commercial	$358,907	35.5%	$308,174	33.1%	$271,778	32.3%
Real estate – mortgage	481,781	47.7%	454,865	48.8%	386,839	46.0%
Real estate – construction	112,625	11.1%	109,326	11.7%	125,989	15.0%
Consumer	59,403	5.9%	61,049	6.6%	55,427	6.6%
Municipal leases	10,421	1.0%	8,803	0.9%	8,698	1.0%
Small business leases	725	0.1%	1,398	0.2%	2,940	0.4%
Loans and leases	$1,023,862	101.3%	$943,615	101.3%	$851,671	101.3%
Less allowance for loan and lease losses	(13,512)	(1.3)%	(12,403)	(1.3)%	(11,325)	(1.3)%
Net loans and leases	$1,010,350	100.0%	$931,212	100.0%	$840,346	100.0%

Deposits and Customer Repurchase Agreements:
NOW and money market accounts	$388,172	33.1%	$348,518	31.5%	$331,117	31.0%
Savings	9,286	0.8%	8,804	0.8%	8,318	0.8%
Certificates of deposit under $100,000	77,153	6.6%	89,367	8.1%	126,139	11.8%
Certificates of deposit $100,000 and over	216,047	18.5%	208,165	18.9%	186,645	17.5%
Total interest-bearing deposits	$690,658	59.0%	$654,854	59.4%	$652,219	61.1%
Noninterest-bearing demand deposits	341,393	29.2%	304,324	27.6%	287,249	26.9%
Customer repurchase agreements	138,119	11.8%	144,653	13.1%	129,267	12.0%
Total deposits and customer repurchase agreements	$1,170,170	100.0%	$1,103,831	100.0%	$1,068,735	100.0%

CoBiz Inc.

June 30, 2004

(UNAUDITED)

(Dollars in thousands)

CoBiz Inc.

	For the three months ended June 30,
	2004			2003
	Average balance	Interest earned or paid	Average yield or cost	Average balance	Interest earned or paid	Average yield or cost
	(in thousands)
ASSETS:
Federal funds sold and other	$2,444	$29	4.69%	$1,132	$4	1.40%
Investment securities	411,524	3,647	3.51%	280,049	2,811	3.97%
Loans and leases	1,002,213	14,842	5.86%	835,974	13,222	6.26%
Allowance for loan and lease losses	(12,958)	—	0.00%	(11,003)	—	0.00%
Total interest-earning assets	1,403,223	18,518	5.22%	1,106,152	16,037	5.74%
Noninterest-earning assets:
Cash and due from banks	37,518			28,457
Other	71,463			32,790
Total assets	$1,512,204			$1,167,399
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits:
NOW and money market accounts	$369,511	$665	0.72%	$308,969	$637	0.83%
Savings	9,331	7	0.30%	8,777	11	0.50%
Certificates of deposit:
Under $100,000	79,103	442	2.25%	129,155	883	2.74%
$100,000 and over	215,275	1,042	1.95%	171,437	1,046	2.45%
Total interest-bearing deposits	673,220	2,156	1.29%	618,338	2,577	1.67%
Other borrowings:
Securities and loans sold under agreements to repurchase and federal funds purchased	261,196	847	1.28%	136,216	466	1.35%
FHLB advances	75,256	252	1.32%	52,600	219	1.65%
Company obligated mandatorily redeemable preferred securities	55,910	644	4.56%	19,885	279	5.55%
Total interest-bearing liabilities	1,065,582	3,899	1.46%	827,039	3,541	1.71%
Noninterest-bearing demand accounts	323,764			247,259
Total deposits and interest-bearing liabilities	1,389,346			1,074,298
Other noninterest-bearing liabilities	10,447			4,141
Total liabilities and preferred securities	1,399,793			1,078,439
Shareholders’ equity	112,411			88,960
Total liabilities and shareholders’ equity	$1,512,204			$1,167,399
Net interest income		$14,619			$12,496
Net interest spread			3.76%			4.02%
Net interest margin			4.19%			4.53%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.69%			133.75%

	For the six months ended June 30,
	2004			2003
	Average balance	Interest earned or paid	Average yield or cost	Average balance	Interest earned or paid	Average yield or cost
	(in thousands)
ASSETS:
Federal funds sold and other	$1,762	$52	5.93%	$1,167	$8	1.38%
Investment securities	388,342	6,632	3.43%	280,901	$5,811	4.17%
Loans and leases	977,900	28,911	5.95%	822,652	$25,995	6.37%
Allowance for loan and lease losses	(12,737)	—	—	(10,776)	$—	—
Total interest-earning assets	1,355,267	35,595	5.28%	1,093,944	$31,814	5.86%
Noninterest-earning assets:
Cash and due from banks	35,220			29,831
Other	69,410			28,252
Total assets	$1,459,897			$1,152,027
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits:
NOW and money market accounts	$360,032	$1,263	0.71%	$301,941	$1,289	0.86%
Savings	9,135	14	0.31%	8,159	$22	0.54%
Certificates of deposit:
Under $100,000	83,129	941	2.28%	133,482	$1,906	2.88%
$100,000 and over	212,941	2,049	1.94%	180,831	$2,282	2.54%
Total interest-bearing deposits	665,237	4,267	1.29%	624,413	5,499	1.78%
Other borrowings:
Securities and loans sold under agreements to repurchase and federal funds purchased	244,278	1,541	1.27%	134,228	811	1.22%
FHLB advances	78,269	528	1.36%	46,282	427	1.86%
Company obligated mandatorily redeemable preferred securities	48,242	1,146	4.78%	19,941	588	5.95%
Total interest-bearing liabilities	1,036,026	7,482	1.45%	824,864	7,325	1.79%
Noninterest-bearing demand accounts	303,673			237,288
Total deposits and interest-bearing liabilities	1,339,699			1,062,152
Other noninterest-bearing liabilities	13,558			3,942
Total liabilities and preferred securities	1,353,257			1,066,094
Shareholders’ equity	106,640			85,933
Total liabilities and shareholders’ equity	$1,459,897			$1,152,027
Net interest income		$28,113			$24,489
Net interest spread			3.83%			4.07%
Net interest margin			4.17%			4.51%
Ratio of average interest-earning assets to average interest-bearing liabilities	130.81%			132.62%